Second Amended and Restated Sub-Advisory Agreement
Renaissance Investment Management
	This Second Amended and Restated Sub-Advisory Agreement (the "Agreement"), effective as of February 20, 2012 (the "Effective Date"), by and among American Fidelity Dual Strategy Fund, Inc., a Maryland corporation (the "Fund"), American Fidelity Assurance Company, an
insurance company organized under the laws of the State of Oklahoma (the "Advisor"), and The Renaissance Group LLC (d/b/a Renaissance Investment Management) (the "Sub-Advisor"), amends and restates in its entirety the Amended and Restated Sub-Advisory Agreement by and among the parties hereto dated as of January 1, 2009 (the "Previous Agreement").
RECITALS
      A. The Fund is engaged in business as an open-end, diversified management company and is registered as such under the Investment Company Act.
      B. The Advisor and the Fund are parties to a Management and
Investment Advisory Agreement dated as of May 1, 2003, as amended January
5, 2009 (the "Advisory Agreement"), pursuant to which the Advisor acts as investment advisor to the Fund.
      C. The Sub-Advisor is engaged principally in the business of rendering investment advisory services and is registered as an investment advisor under the Investment Advisers Act.
      D. The Advisor and the Sub-Advisor previously obtained approval by a Majority Vote of Shareholders (defined below) to retain the Sub-Advisor to furnish investment advisory services to the Advisor with respect to certain assets of the Fund, and the Sub-Advisor has rendered such investment advisory services prior to the date hereof pursuant to the Previous Agreement.
      E. The parties desire to amend and restate the Previous Agreement, as set forth herein.
AGREEMENT
     The parties agree as follows:
            1. DEFINITIONS: Unless otherwise defined in this Agreement, capitalized terms shall have the meanings commonly ascribed to them in the federal securities laws and related rules and regulations.  In addition, the following terms shall mean:
                  (a) Advisor:     As defined in the introductory
paragraph of this Agreement.
                  (b) Custodian:     InvesTrust, N.A. a special purpose
bank chartered by the Office of the Comptroller of the Currency.
                  (c) Fund:     As defined in the introductory paragraph
of this Agreement.
                  (d) Investment Advisers Act:     The Investment
Advisers Act of 1940, as amended.
                  (e) Investment Assets:     Those assets of the Fund as
the Advisor and the Fund shall specify in writing, from time to time, including cash, stocks, bonds and other securities that the Advisor deposits with the Custodian and places under the investment supervision of the Sub-Advisor, together with any assets that are added at a subsequent date or which are received as a result of the sale, exchange or transfer of such Investment Assets.
                  (f) Investment Company Act:     The Investment Company
Act of 1940, as amended.
                  (g) Majority Vote of Shareholders:      The vote, in
accordance with Section 2(a)(42) of the Investment Company Act, at an annual or a special meeting of the Shareholders of: (i) sixty-seven percent (67%) or more of the voting securities present at the meeting, if the holders of more than fifty percent (50%) of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than fifty percent (50%) of the outstanding voting securities of the
Fund, whichever is less.
                  (h) SEC:     The Securities and Exchange Commission.
                  (i) Securities Act:     The Securities Act of 1933, as
amended.
                  (j) Securities Exchange Act:     The Securities
Exchange Act of 1934, as amended.
                  (k) Shareholders:     The beneficial owners of the
Fund's securities.
                  (l) Sub-Advisor:     As defined in the introductory
paragraph of this Agreement.
            2. APPOINTMENT OF THE SUB-ADVISOR.     Effective as of the
date hereof, the Advisor hereby appoints the Sub-Advisor to serve as investment advisor to the Advisor with respect to the Investment Assets of the Fund, and the Sub-Advisor accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement.
            3. THE INVESTMENT ASSETS.     Subject to supervision by the
Advisor and the Fund's Board of Directors, the Sub-Advisor shall manage the investment operations of the Investment Assets. The Advisor may make additions to or withdrawals from the Investment Assets in any amounts the Advisor determines appropriate or necessary, and the Advisor will provide notice of such additions and withdrawals to the Sub-Advisor.
            4. CUSTODIANSHIP OF THE INVESTMENT ASSETS.     The Investment
Assets have been deposited with the Custodian and are maintained by the Custodian in safekeeping on its premises, in a recognized clearing corporation, or in the Federal Reserve book-entry system, in the name of the Fund, the Custodian or the clearing corporation, or in the nominee name of any of these.  The Advisor will give the Sub-Advisor prior notice if any other entity is appointed to serve as Custodian for the Investment Assets. The term "Custodian" includes all successors to the presently serving Custodian. The Sub-Advisor shall have no responsibility or liability for custody arrangements or for the actions or omissions of the Custodian.
            5. MANAGEMENT OF INVESTMENT ASSETS.
                  5.1 GENERAL POWERS AND DUTIES.
                        (a)	General.     For the term of this Agreement,
the Sub-Advisor, subject to the provisions of Sections 3, 5.1 and 5.2 of this Sub-Advisory Agreement, has complete discretion and authority in the investment and reinvestment of the Investment Assets. Subject to specific written instructions of the Advisor, the Sub-Advisor must determine what securities or other property will be acquired, held, or disposed of and, subject to the provisions of Section 5.4 of this
Agreement, what portion of the Investment Assets will be held uninvested. The Sub-Advisor's investment and reinvestment authority includes, without limitation, authority to purchase, sell, exchange, convert, trade, and generally to deal in the Investment Assets.
                        (b)	Instructions to Custodian.     The Sub-
Advisor is hereby authorized to give instructions to the Custodian with respect to the consummation of transactions on behalf of the Advisor in the Investment Assets, and the Sub-Advisor has authority to direct the Custodian with respect to the investment and management of the Investment Assets. The Custodian is hereby authorized to act in response to instructions given by the Sub-Advisor. The Advisor agrees to take any action and deliver any certificates reasonably necessary to confirm this authorization to the Custodian.
                        (c)	Voting Rights.     The Sub-Advisor's
authority includes the exercise of all voting rights pertaining to the Investment Assets. The Sub-Advisor has the duty to maintain accurate records as to any vote or action taken with respect to any stock or other securities which are part of the Investment Assets and to take such further action as may be necessary for the Fund to participate fully in any transaction undertaken by issuers of Investment Assets.
                        (d)	Tax Lot Selection Methods for Sales.  Unless
otherwise instructed in writing by the Advisor or the Board of Directors of the Fund, the Sub-Advisor will use the first in, first out (FIFO)
method as the default tax lot selection method with regard to the
Investment Assets.
                  5.2 INVESTMENT POLICY.     Investment objectives,
policies and other restrictions for the management of the Investment
Assets, including requirements as to diversification, are set forth in Exhibit A to this Agreement. The Sub-Advisor must discharge its duties hereunder in accordance with Exhibit A as revised or supplemented in separate written instructions provided from time to time by the Advisor or the Fund's Board of Directors.
                  5.3 PRUDENCE AND DIVERSIFICATION.     The Sub-Advisor
must discharge its duties under this Agreement at all times with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in conducting an enterprise of a like character and with like aims.
                  5.4 MINIMUM LIQUIDITY REQUIREMENTS.     The Advisor
will give the Sub-Advisor reasonable advance notice of any cash requirements from the Investment Assets, and the Sub-Advisor will maintain in cash or cash equivalents sufficient assets to meet such cash requirements.
                  5.5 BROKERS AND DEALERS.
                        (a)	Instructions.     The Sub-Advisor is hereby
empowered to issue orders directly to a broker or dealer for the purchase, sale or exchange of securities with respect to the Investment Assets. The Sub-Advisor must give the Custodian and the Advisor prompt written notification of each such execution in accordance with the provisions of Section 6.1 of this Agreement, and the Sub-Advisor must instruct the broker or dealer to forward copies of the confirmation of the execution of the order to the Custodian and the Advisor.
                        (b)	Selection of Securities Brokers and
Dealers.     The Sub-Advisor may select and employ securities brokers and dealers to effect any securities transactions concerning the investment management of the Investment Assets. In selecting brokers and dealers and placing orders with them, the Sub-Advisor must use its commercially reasonable best efforts to obtain for the Investment Assets the most favorable net price and "best execution" available, except to the extent otherwise provided by Section 28(e) of the Securities Exchange Act or by other applicable law; provided, however, in seeking the best execution available with respect to securities transactions involving the
Investment Assets, the Sub-Advisor shall give consideration to the overall quality of brokerage and research services provided, it being understood and agreed that "best execution" is not limited to obtaining the lowest commission for each transaction. Notwithstanding anything in this subsection to the contrary, the Advisor may instruct the Sub-Advisor in writing to engage securities brokers and dealers specified by the
Advisor to effect, with respect to the Investment Assets, securities transactions or particular securities transactions, and the Sub-Advisor must act in accordance with those instructions, so long as they are reasonable. The Sub-Advisor will not be responsible or liable for any acts or omissions by any broker or dealer selected pursuant to this subsection; provided that, the Sub-Advisor has acted reasonably in the exercise of due care in the selection of the broker or dealer and has not otherwise directly or indirectly participated in those acts or omissions by the broker or dealer.
                        (c)	Affiliated Brokers.     Unless authorized in
writing by the Advisor, neither the Sub-Advisor nor any parent, subsidiary or related firm, individual or other entity related to the Sub-Advisor will act as a securities broker with respect to any purchase or sale of securities made on behalf of the Fund.
                  5.6 OTHER ACCOUNTS OF THE SUB-ADVISOR.     It is
understood that the Sub-Advisor performs investment advisory services for various clients and accounts other than the Advisor. The Sub-Advisor may give advice and take action in the performance of its duties with respect to other clients or accounts that may be the same as or may differ from the timing or nature of action taken with respect to the Investment
Assets, provided that the Sub-Advisor allocates to the Investment Assets, to the extent practicable, opportunities to acquire or dispose of investments over a period of time on a basis no less favorable than its allocation of such opportunities to other clients and accounts and seeks over a period of time to obtain comparable execution of similar transactions among its clients.  It is understood that the Sub-Advisor will not have any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Sub-Advisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Sub-Advisor such transaction or investment appears unsuitable, impractical or undesirable for the Fund.
                  5.7 LIABILITY OF SUB-ADVISOR.      The Sub-Advisor
shall act in good faith in rendering services in connection with this Agreement. Nothing contained herein shall make the Sub-Advisor be liable for any loss incurred by the Fund in connection with services provided by the Sub-Advisor in accordance with this Agreement so long as the Sub-Advisor acts in good faith and fulfills its duties under this Agreement; provided, however, that nothing herein shall protect the Sub-Advisor against liability to the Fund to which the Sub-Advisor would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect the Sub-Advisor from any liabilities which it may have under the Securities Act, the Investment Company Act or the Investment Advisers Act.
            6. INFORMATION AND REPORTS.
                  6.1 REPORTS TO ADVISOR.     The Sub-Advisor must submit
a daily written report to the Advisor promptly following the close of regular trading on the New York Stock Exchange detailing the actions taken by the Sub-Advisor under this Agreement during that day.  The report must contain the information in the form that the Advisor has or will from time to time specify.  In addition, the Sub-Advisor must provide other reports on the performance of the Investment Assets at such times, for such periods and in such form as the Advisor or the Fund's
Board of Directors reasonably request.
                  6.2 RECORDS AND ACCOUNTS.     The Sub-Advisor must keep
accurate and detailed records and accounts of the Investment Assets and of all receipts, disbursements and other transactions affecting the Investment Assets. The Sub-Advisor will make all its records, accounts and documents relating to the Investment Assets available at all reasonable times and under reasonable conditions for inspection and audit by any person or persons designated by the Advisor or the Fund's Board of Directors.
                  6.3 CODE OF ETHICS.     The Sub-Advisor has adopted a
written code of ethics complying with the requirements of Rule 17j-1 of the Investment Company Act and Rule 204A-1 of the Investment Advisers Act (the "Code of Ethics") and has provided a copy of such Code of Ethics to the Fund.  The Sub-Advisor agrees to deliver a copy of the Code of Ethics to the Fund promptly after any material changes are made, highlighting or summarizing such material changes. Upon request, the Chief Compliance Officer of the Sub-Advisor shall certify to the Fund that, with regard to the period identified by the Fund in its request:
                        (a)	The Sub-Advisor has provided to the Fund the
Sub-Advisor's Code of Ethics that is in effect;
                        (b)	The Sub-Advisor has complied with the
requirements of Rule 17j-1 and Rule 204A-1;
                        (c)	 The Sub-Advisor has adopted procedures
reasonably necessary to prevent its "Access Persons" (as defined in Rule 17j-1 of the Investment Company Act) from violating the Code of Ethics;
and
                        (d)	 There have been no material violations of
the Code of Ethics or, if any violation has occurred, the nature of such violation and of the action taken in response to such violation.
                  6.4 COMPLIANCE PROGRAM.     The Sub-Advisor has adopted
written policies and procedures in compliance with the applicable requirements of Rule 38a-1 of the Investment Company Act and Rule 206(4)-
7 of the Investment Advisers Act (the "Compliance Procedures") and has provided a copy of such Compliance Procedures to the Fund. The Sub-
Advisor agrees to provide a copy of the Compliance Procedures to the Fund promptly after any material changes are made, highlighting or summarizing such material changes. Upon request, the Chief Compliance Officer of the Sub-Advisor shall certify that:
                        (a)  	The Sub-Advisor has provided to the
Fund the Sub-Advisor's Compliance Procedures that are in effect at that time;
                        (b) The Sub-Advisor has reviewed, during the
preceding 12-month period (or as otherwise required by applicable law), the adequacy of its Compliance Procedures and the effectiveness of the implementation of the Compliance Procedures;
                        (c)  	The Compliance Procedures are
reasonably designed to prevent violation, by the Sub-Advisor and its Supervised Persons, of the Federal Securities Laws, including the
Investment Advisers Act and related rules issued by the SEC; and
                        (d) With regard to the period identified by the
Fund in its request, there have been no violations of the Compliance Procedures or, if any violation has occurred, the nature of such violation and of the action taken in response to such violation.
                  6.5 PROXY VOTING RECORDS AND POLICY.
                        (a) 	The Sub-Advisor has adopted and implemented
written policies and procedures pursuant to Rule 206(4)-6 of the
Investment Advisers Act that are reasonably designed to ensure that the Sub-Advisor votes client securities in the best interest of its clients
(the "Proxy Voting Policy"), and the Sub-Advisor has provided a copy of such Proxy Voting Policy to the Fund.  The Sub-Advisor agrees to provide a copy of the Proxy Voting Policy to the Fund promptly after any material changes are made, highlighting or summarizing such material changes.
                        (b) The Sub-Advisor agrees to maintain an
accurate summary of any vote cast or proxy granted by the Sub-Advisor on behalf of the Fund (the "Voting Records"), and, upon request, the Sub-Advisor shall provide the Voting Records in the form specified in writing to the Sub-Advisor by the Fund, and the Sub-Advisor's Chief Compliance Officer shall certify that, with regard to the period identified by the
Fund in its request,  the Voting Records accurately reflect the votes cast and proxies granted by the Sub-Advisor on behalf of the Fund during the identified period, each of which vote or proxy was cast or granted in compliance with the Sub-Advisor's Proxy Voting Policy.
                  6.6 PAY TO PLAY POLICY. The Sub-Advisor has adopted a "Pay to Play Policy" complying with the requirements of Rule 206(4)-5 of the Investment Advisers Act (the "Pay to Play Rule") and has provided a copy of such Pay to Play Policy to the Fund. The Sub-Advisor understands that the Fund is a "Covered Investment Pool", as defined in the Pay to
Play Rule, and the Fund agrees to deliver to the Sub-Advisor such information as the Sub-Advisor may request to ensure the Sub-Advisor's compliance with the Pay to Play Rule.
                  6.7 FORM ADV.     The Sub-Advisor agrees to provide a
copy of its current Form ADV (Parts I and II) to the Fund within 90 days of the end of the calendar year.
                  6.8 EXCHANGE OF INFORMATION.     The Advisor and the
Sub-Advisor agree to provide the information that the Sub-Advisor or the Advisor, as the case may be, reasonably requests to enable it to carry out its duties, obligations and responsibilities under this Agreement or applicable law.
                  6.9 INFORMATION TO BE CONFIDENTIAL.     All information
and advice furnished to or obtained by any party under or in connection with this Agreement will be treated as confidential and will not be used or disclosed to third parties except as required by law. This provision must not be construed to limit the Advisor's or the Fund's ability to comply with the disclosure obligations of an investment company to its securities holders under the federal securities laws.
            7. FEE PAYABLE TO SUB-ADVISOR.     For services under the
Sub-Advisory Agreement, the Sub-Advisor shall be entitled to receive from the Advisor a quarterly fee in an amount equal to 0.12% of the current value of the Investment Assets as of the close of the last trading day of March, June, September and December (0.48% on an annual basis). This fee is payable in arrears as soon as practicable, but not more than ten business days, after the last day of each calendar quarter.
            8. MEETINGS WITH ADVISOR AND FUND.     A representative of
the Sub-Advisor will personally meet with the Investment Committee of the Advisor or its designated representative as reasonably requested by the Advisor to explain the investment and management activities of the Sub-Advisor and any reports related thereto, at such times as may be mutually agreed upon by the Sub-Advisor and the Advisor. In addition, upon reasonable request, each year, a representative of the Sub-Advisor will attend one or more of the meetings of the Fund's Board of Directors and will be prepared to discuss the Sub-Advisor's economic outlook, investment strategy, individual holdings included in the Investment
Assets and such other related matters as the Board of Directors requests.
            9. INDEMNIFICATION.     In addition to any other rights the
Advisor or the Fund may have against the Sub-Advisor, the Sub-Advisor will indemnify the Advisor and the Fund and hold them harmless with respect to any loss or damage, or costs or expenses suffered by them as a result of (i) a breach by the Sub-Advisor of this Agreement, or (ii) the willful misfeasance, bad faith or gross negligence of the Sub-Advisor, or
(iii) the willful misfeasance, bad faith or gross negligence of any of the Sub-Advisor's employees, or agents acting under its supervision or control performing any of its obligations and duties or (iv) by reason of the Sub-Advisor's reckless disregard of its obligations and duties under this Agreement, the Investment Advisers Act or any other applicable law or regulation; provided, the Sub-Advisor shall have no responsibility or liability for any loss incurred by reason of any act or omission of the Advisor or the Custodian.
            10. The Advisor will indemnify the Sub-Advisor and hold it harmless with respect to any loss or damage, or costs or expenses suffered by it as a result of (i) a breach by the Advisor for this Agreement, or (ii) the willful misfeasance, bad faith or gross negligence of the Advisor, or (iii) the willful misfeasance, bad faith or gross negligence of any of the Advisor's employees, or agents acting under its supervision or control performing any of its obligations and duties or
(iv) by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement, the Investment Advisers Act, the Investment Company Act or any other applicable law or regulation; provided, the
Advisor shall have no responsibility or liability for any loss incurred by reason of any act or omission of the Sub-Advisor or the Custodian.
            11. AMENDMENT.     This Agreement may be amended at any time
by written agreement of the parties, provided that any material amendment will not be effective unless approved in accordance with the Investment Company Act.
            12. TERM AND TERMINATION.
                  12.1 TERM.
                        (a)	Term.  This Agreement shall have an initial
term of one year from the Effective Date and thereafter shall continue from year to year if continuance is approved at least annually by (a) the Fund's Board of Directors or a Majority Vote of Shareholders and (b) the vote of a majority of the members of the Fund's Board of Directors who are not Interested Persons of the Sub-Advisor or of the Fund cast in person at a meeting called for the purpose of voting on such approval.
                        (b)	Duration.     Unless sooner terminated as
provided herein, this Agreement shall continue in effect for an initial period of one year from the Effective Date, and it shall continue in effect from year to year, but only so long as such continuance is specifically approved at least annually in accordance with the Investment Company Act.
                  12.2 TERMINATION.
                        (a)	Automatic Termination.     This Agreement
shall automatically terminate in the event of its assignment, within the meaning of Section 15(a) of the Investment Company Act, unless an order of the SEC is issued exempting such assignment. If at any time the Sub-Advisor ceases to be an "investment advisor" in accordance with the Investment Advisers Act, this Agreement will automatically terminate. No penalty or payment of any kind by the Advisor will be due upon an automatic termination
                        (b)	Termination by Advisor, Board of Directors
of the Fund or Shareholders of the Fund.     This Agreement may be
terminated at any time, upon written notice to the Sub-Advisor, without payment of any penalty, by the Advisor, the Board of Directors of the
Fund or by a Majority Vote of Shareholders. Notwithstanding that the effective date of any such termination may be fewer than 30 days after the date of notice of termination, the Sub-Advisor shall be compensated for 30 days after the date of notice of termination, and such compensation shall not constitute payment of a penalty in connection with such termination. Any compensation paid pursuant to this subsection
11.2(b) shall be calculated based on the Investment Assets as of the effective date of the termination.
                        (c)	Termination By Sub-Advisor.     The Sub-
Advisor may terminate this Agreement at any time upon 30 days' prior written notice to the Advisor and the Fund.
                        (d)	Prorated Fee.     If this Sub-Advisory
Agreement shall terminate at any time other than at the end of a calendar quarter, the Sub-Advisor shall be entitled to receive the fee set forth in Section 7 hereof for the portion of the quarter elapsed prior to the date of termination, prorated on a daily basis.
            13. MISCELLANEOUS.
                  13.1 ERRORS AND OMISSIONS POLICY.     The Sub-Advisor
agrees that, at its sole expense, it will maintain an errors and omissions insurance policy that covers the acts, errors and omissions by the Sub-Advisor and its employees and agents during the term of this Agreement. Upon request of the Advisor, the Sub-Advisor will promptly provide evidence of such insurance.
                  13.2 GOVERNING LAW; SEVERABILITY.     This Agreement
and its performance shall be governed by and construed in accordance with the applicable laws of the United States and, to the extent permitted by such laws, with the laws of the State of Oklahoma. In case any provision of this Agreement is held illegal or invalid for any reason, that illegality or invalidity will not affect the remaining provisions of this Agreement but will be fully severable, and this Agreement will be construed and enforced as if the illegal or invalid provision had not been included herein.
                  13.3 NOTICES.     Unless the parties otherwise agree,
all notices, instructions and advice with respect to matters contemplated by this Agreement must be in writing and are effective when received. Delivery must be made personally, by registered or certified mail, return receipt requested, overnight courier or confirmed facsimile and addressed as follows:
Advisor:American Fidelity Assurance Company
P.O. Box 25523
Oklahoma City, Oklahoma 73106
Attention:  Investment Department
Telephone:  (405) 523-5398
Facsimile: (405) 523-5573Fund:American Fidelity Dual Strategy Fund, Inc. 2000 Classen Boulevard
Oklahoma City, Oklahoma  73106
Attention:  Chief Compliance Officer
Telephone:  (405) 523-2000
Facsimile:  (405) 523-5573
With copies to:
Jennifer Wheeler
McAfee & Taft A Professional Corporation
Two Leadership Square
211 North Robinson, 10th Floor
Oklahoma City, Oklahoma  73102
Telephone:  (405) 552-2273
Facsimile:  (405) 228-7473
Email:  jennifer.wheeler@mcafeetaft.com
Sub-Advisor:The Renaissance Group LLC (d/b/a Renaissance Investment
Management)
50 E. RiverCenter Blvd.
Suite 1200
Covington, KY  41011
Attention:  Michael E. Schroer, Managing Partner
Telephone:  (513) 723-4500
Facsimile:  (513) 723-4512

Any party may change any of the above information by providing notice to the other parties in the manner set forth above. All reports required to be delivered by the Sub-Advisor to the Advisor pursuant to Section 6.1 of this Agreement must be delivered in the manner specified from time to time by the Advisor.
                  13.4 COMPLIANCE WITH LAWS.     Nothing in this
Agreement shall be deemed to authorize the Sub-Advisor to effect any transactions in contravention of its fiduciary obligations, duties or responsibilities under the Investment Advisers Act, this Agreement or any other applicable federal or state laws or regulations (including all applicable securities laws and regulations) or the rules of any national securities exchange. Each party will at all times comply with the Investment Advisers Act and other applicable laws, regulations and rules in performing its duties under this Agreement.
                  13.5 COUNTERPARTS.     This Agreement may be executed
in one or more separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
FUND:AMERICAN FIDELITY DUAL STRATEGY FUND, INC.

By:	____________________________
     Name:  David R. Carpenter
     Title:  PresidentADVISOR:AMERICAN FIDELITY ASSURANCE COMPANY

By:	____________________________
     Name:  Robert D. Brearton
     Title:    Executive Vice PresidentSUB-ADVISOR:THE RENAISSANCE GROUP
LLC (d/b/a Renaissance Investment Management)

By:	____________________________
     Name:  Michael E. Schroer
     Title:    Managing Partner
EXHIBIT A
American Fidelity Assurance Company
American Fidelity Dual Strategy Fund
Investment Objectives, Policies and Other Restrictions
I. INVESTMENT OBJECTIVES:
The Fund's investment objectives are, primarily, long-term growth of capital and, secondarily, the production of income. Such objectives do not preclude infrequent investments for short-term capital appreciation. The Fund normally invests in a diversified portfolio consisting primarily of common stocks based upon an assessment of particular industries or companies. The Fund attempts to maintain sufficient cash balances to meet variable annuity contract payments. The Fund's assets may be held in cash or cash equivalents or in United States Government securities for this purpose. The Fund does not engage in the purchase or sale of puts, calls or other options or in writing such options.
The Sub-Advisor, after consulting with the Advisor and obtaining Advisor approval, may determine that prevailing market and economic conditions indicate that investments other than common stocks may be advantageous, in which event investments may be made on a short-term basis in United States Government securities, bonds, notes or other evidences of indebtedness, issued publicly, of a type customarily purchased for investment by institutional investors.
II. FUNDAMENTAL INVESTMENT POLICIES:
      The Sub-Advisor must comply with the following:
A.	Not purchase securities that would cause more than five percent
(5%) of the value of the Investment Assets placed with the Sub-Advisor to be invested in securities of any one issuer, except obligations of the United States Government and instrumentalities thereof.
B.	Not more than ten percent (10%) of the voting securities of any one issuer will be acquired.
C.	Not more than twenty-five (25%) of the value of the Investment
Assets placed with the Sub-Advisor will be invested in any one industry.
D.	No borrowings will be made.
E.	The Sub-Advisor will ensure that the Fund does not act as an underwriter of securities of other issuers.
F.	Investment in real estate will be limited to shares of real estate investment trusts investing in equity real estate, up to ten percent (10.0%) of Investment Assets placed with the Sub-Advisor. Investment in private placements and other illiquid assets will not be made.
G.	No purchase of commodities or commodity contracts will be effected.
H.	Puts, calls or other options will not be purchased.
I.	Loans will not be made except through the acquisition of publicly traded bonds, debentures or other evidences of indebtedness of a type customarily purchased by institutional investors.
J.	Investment will not be made in the securities of a company for the purpose of exercising management or control.
K.	Investment in securities of other investment companies will not be made except for money market funds. Up to ten percent (10%) of Investment Assets placed with the Sub-Advisor may be invested in money market funds, provided that not more than three percent (3%) of the total outstanding voting stock of any one investment company may be held.
L.	Investments in repurchase agreements will be limited to the top thirty-five (35) U.S. banks, by deposits, that are rated at least "B/C"
by Keefe, Bruyette, Woods, a national bank rating agency or a comparable rating from a similar bank rating service. Additionally, there must be an appropriate amount of excess collateralization depending upon the length of the agreement, to protect against downward market fluctuation and the Fund must take delivery of the collateral. The market value of the securities held as collateral will be valued daily. In the event the market value of the collateral falls below the repurchase price, the bank issuing the repurchase agreement will be required to provide additional collateral sufficient to cover the repurchase price.
M.	Short sales of securities will not be made.
N.	Purchases will not be made on margin, except for such short-term credits necessary for the clearance of transactions.
O.	Investments in high-yield or non-investment grade bonds will not be made.
P.	Investments in the equity securities of foreign corporations will be limited to American Depositary Receipts ("ADRs"), other depositary receipts and ordinary shares which are denominated in U.S. dollars and publicly traded in the United States. Not more than thirty-five percent (35%) of the Investment Assets placed with the Sub-Advisor will be invested in foreign issuers. In addition, not more than twenty percent (20%) of the Investment Assets placed with the Sub-Advisor will be invested in issuers from any one foreign country.
III. ADDITIONAL INVESTMENT RESTRICTIONS:
      The Sub-Advisor must comply with the Additional Investment Restrictions set forth below. To the extent that these Additional Investment Restrictions conflict with the Fundamental Investment
Policies, the Additional Investment Restrictions shall govern.
A.	The Sub-Advisor shall conform to the following issuer guidelines at the time of purchase:
1.	A minimum market capitalization of one billion dollars
($1,000,000,000). .
2.	Audited financial statements for at least three (3) years of operation.
3.	Fifty million dollars ($50,000,000) or more in stockholders equity.

B.	Lending of securities will not be permitted.
C.	The Fund will not invest in the securities of tobacco-producing companies.
D.	InvesTrust, N.A., or another custodian chosen by the Advisor, shall be the Custodian of all Investment Assets placed with the Sub-Advisor.
The Sub-Advisor must ensure that duplicate brokerage confirmations of all transactions are sent to the Custodian and the Advisor.
E.	All money market funds used by the Sub-Advisor for a portion of
Investment Assets placed with the Sub-Advisor must be approved in advance by the Advisor.
F.	The money market funds (cash) used by the Sub-Advisor for a portion of Investment Assets must have a balance at all times equal to at least one percent (1.0%), but not more than three percent (3.0%), of the market value of Investment Assets placed with the Sub-Advisor.
G.	All brokers used by the Sub-Advisor to execute transactions for the
Fund must have a commercial paper rating of A1/P1 by Moody' and Standard
& Poor's unless approved in advance by the Advisor.

Appendix 1 to Exhibit A
      This Appendix 1 to Exhibit A is provided in order to clarify certain matters with regard to the Fund's Fundamental Investment Policies and Other Restrictions. The numbers below refer to the corresponding numbers in Exhibit A.
III.C -	Companies in which investment is prohibited are identified on
Attachment (a) to this Appendix.
III.G -	Sub-Advisor requests, and Advisor grants, approval of, the
brokers identified on Attachment (b) to this Appendix.


Attachment (a) to Appendix 1

Company								Ticker
(including any successors assignees that are tobacco-
producing companies)
DIMON CORP							AOI
B.A.T. INDUSTRIES PLC					BTI
LOEWS CORP CAROLINA GRP				CG
DIMON CORP							DMN
ALTRIA GROUP, INC.						MO
REYNOLDS AMERICAN INC					RAI
SCHWEITZER MAUD						SWM
UST, INC.								UST
UNIVERSAL CORPORATION					UVV
VECTOR GROUP						VGR
WELLSTONE FILTER						WLSF
ALEC BRADLEY CIGAR CORP	ABDC.OB
GALLAHER							BLH
IMPERIAL TOBACCO						ITY
STAR SCIENTIFIC						STSI
Attachment (b) to Appendix 1

      						CP
            Broker	Rating
BNY CovergEx	A-1/P-1
Gordon Haskett	NA
Merrill Lynch	A-1+/P-1
Jefferies	NA
Cantor Fitzgerald	NA
Bernstein	NA
Instinet	NA
UBS	A-1+/P-1
Mogavero Lee	NA
Lighthouse Financial	NA






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